Exhibit 1

TARO PHARMACEUTICAL INDUSTRIES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Haifa Bay, Israel
October 31, 2006

     Notice is hereby given that the Annual General Meeting of Shareholders (the “Annual General Meeting” or the “Meeting”) of Taro Pharmaceutical Industries Ltd. (the “Company”) will be held on December 6, 2006 at 8:00 a.m. (Israel time), at the offices of the Company, 14 Hakitor Street, Haifa Bay, Israel for the following purposes:

1.	To elect eight directors to the Board of Directors of the Company.

2.	To reappoint the Company’s independent registered public accounting firm and to authorize the Company’s Audit Committee to fix the remuneration of the Company’s independent registered public accounting firm in accordance with the volume and nature of their services.

3.	To discuss the current status of the Company’s Consolidated Financial Statements for the year ended December 31, 2005.

     Shareholders of record at the close of business on October 27, 2006 are entitled to notice of, and to vote at, the Meeting. All shareholders are cordially invited to attend the Annual General Meeting in person.

     Shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and to return it promptly in the pre-addressed envelope provided. No postage is required if mailed in the United States. You may also submit your proxy vote by telephone or via the Internet by following the proxy voting instructions included with the enclosed materials. Shareholders who subsequently revoke their proxies may vote their shares in person.

By Order of the Board of Directors,

Barrie Levitt, M.D.
Chairman of the Board of Directors

TARO PHARMACEUTICAL INDUSTRIES LTD.
14 Hakitor Street
Haifa Bay 26110, Israel

PROXY STATEMENT

     This Proxy Statement is furnished to the holders of Ordinary Shares, nominal (par) value NIS 0.0001 each (the “Ordinary Shares”), of Taro Pharmaceutical Industries Ltd. (the “Company”) in connection with the solicitation by the Board of Directors of proxies for use at the Annual General Meeting of Shareholders (the “Annual General Meeting” or the “Meeting”), or any postponement or adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held on December 6, 2006 at 8:00 a.m. (Israel time) at the offices of the Company, 14 Hakitor Street, Haifa Bay, Israel.

     It is proposed that, at the Meeting, the following matters be considered: (i) to elect eight directors to the Board of Directors of the Company and (ii) to reappoint the Company’s independent registered public accounting firm and to authorize the Company’s Audit Committee to fix their remuneration in accordance with the volume and nature of their services. The Company will also discuss the status of its audited financial statements for the year ended December 31, 2005.

     A form of proxy for use at the Meeting and a return envelope for the proxy are also enclosed. Proxy votes may also be submitted by telephone or via the Internet by following the proxy voting instructions included with the enclosed materials. Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, by submitting votes by telephone or Internet at a later date, or by voting in person at the Meeting.

     Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company at least 48 hours prior to the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above. The Board of Directors of the Company is soliciting proxies for use at the Meeting.

     Only shareholders of record at the close of business on October 27, 2006 will be entitled to vote at the Annual General Meeting. Proxies are being mailed to shareholders on or about October 31, 2006 and will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, fax or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Ordinary Shares.

Item 1 — ELECTION OF DIRECTORS

     At the Annual General Meeting, it is intended that proxies (other than those directing the proxy holders not to vote for the listed nominees) will be voted for the election, as directors of the Company, of the eight nominees named below who shall hold office until the next Annual General Meeting, unless such director’s office is earlier vacated under any relevant provision of the Articles of Association of the Company.

     The list of nominees is as follows:

     1.  Heather Douglas
     2.  Micha Friedman
     3.  Eric Johnston
     4.  Gad Keren
     5.  Barrie Levitt
     6.  Tal Levitt
     7.  Daniel Moros
     8.  Myron Strober

     Pursuant to the Israeli Companies Law of 1999 (the “Companies Law”), the Company is required to have at least two directors who meet the independence criteria of the Companies Law (“Statutory Independent Directors”). The Company’s Statutory Independent Directors are presently Ben Zion Hod and Haim Fainaro, who were elected by the shareholders on July 27, 2006 for three-year terms ending on July 31, 2009 and August 28, 2009, respectively. Therefore, assuming adoption of the Resolution set forth below, the Company’s Board of Directors will comprise a total of 10 directors.

     The Board of Directors will present the following Resolution at the Annual General Meeting:

“RESOLVED, that Heather Douglas, Micha Friedman, Eric Johnston, Gad Keren, Barrie Levitt, Tal Levitt, Daniel Moros and Myron Strober be, and they hereby are, elected to serve as directors of the Company until the next Annual General Meeting of Shareholders.”

     The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting, in person or by proxy, and voting thereon is necessary for approval of this Resolution.

Item 2 — APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Kost Forer Gabbay & Kasierer, Certified Public Accountants (Israel), a member of Ernst & Young Global, has been nominated by the Company’s Audit Committee for reappointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

     The Board of Directors will present the following Resolution at the Annual General Meeting:

“RESOLVED, that the Company’s independent registered public accounting firm, Kost Forer Gabbay & Kasierer, Certified Public Accountants (Israel), a member of Ernst & Young Global, be and it hereby is reappointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and that the Audit Committee be, and it hereby is, authorized to fix the remuneration of said independent registered accounting firm in accordance with the volume and nature of their services.”

     The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting, in person or by proxy, and voting thereon is necessary for approval of this Resolution.

Item 3 — CURRENT STATUS OF FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR
ENDED DECEMBER 31, 2005

     As of the date of this Notice and Proxy Statement, the Company has not yet received the audited Consolidated Financial Statements for the year ended December 31, 2005 from its independent registered public accounting firm. The reasons for the delay in the finalization of the Company’s audited Consolidated Financial Statements are set forth in a series of press releases which are available for shareholder review on the website of the United States Securities and Exchange Commission (the “SEC”) or on the Company’s website at www.taro.com.

     When the Company receives the audited Consolidated Financial Statements from its independent registered public accounting firm and completes its filing of its Annual Report on Form 20-F with the SEC for the year ended December 31, 2005, the Form 20-F, which includes the Consolidated Financial Statements, will be available for shareholder review on the SEC’s website and at www.taro.com. In addition, as soon as practical thereafter, the Form 20-F will be mailed to all shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

Barrie Levitt, M.D. Chairman of the Board of Directors

Dated: October 31, 2006